EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Pivotal Software, Inc. dated November 19, 2018 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	November 19, 2018
STEADFAST CAPITAL MANAGEMENT LP

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
President

STEADFAST FINANCIAL LP

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
President

STEADFAST LONG FINANCIAL LP

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
President

STEADFAST CAPITAL, L.P.
By: STEADFAST ADVISORS LP, as Managing General Partner

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
President

AMERICAN STEADFAST, L.P.

By: STEADFAST CAPITAL MANAGEMENT LP, Attorney-in-Fact

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
President

STEADFAST INTERNATIONAL MASTER FUND LTD.

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
Director

STEADFAST LONG CAPITAL, L.P.
By  STEADFAST LONG ADVISORS LP, as General Partner

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
President

STEADFAST LONG CAPITAL MASTER FUND, L.P.

By:  /s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.
Director

/s/ Robert S. Pitts, Jr.
Robert S. Pitts, Jr.